UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2007

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50298

(Commission File Number)

98-0376008

(IRS Employer Identification No.)

2 Elza Street, Jerusalem, Israel 93706

(Address of principal executive offices and Zip Code)

972-54-790-9058

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 6, 2007 we appointed Alex Werber as Treasurer and Chief Financial Officer under an employment agreement (the “Agreement”). The Agreement shall terminate on 30 days written notice to Alex Werber within the first 12 months of Mr. Werber’s engagement and 60 days prior written notice thereafter.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2007 we appointed Alex Werber as Treasurer and Chief Financial Officer.

Mr. Werber is a Certified Public Accountant with over 15 years of financial management experience in privately held and publicly traded companies, he has been with several companies serving in a Controller and Chief Financial Officer capacity since 1983. During the past decade he specialized in the hi-tech sector, serving in managerial positions including Controller, VP Finance and CFO. Mr. Werber has been involved in all aspects of corporate financial management and fund-raising activities.

Mr. Werber has acted as a Financial Services Consultant since August 2002 for small and mid-size companies, providing a wide range of outsourcing services, from accounting and salary processing to treasury services for government institutes such as the Office of the Chief Scientist.

Mr. Werber received a Bachelor of Arts in Economics and Accountancy at the Tel Aviv University, where he also completed a post-graduate study in Accounting.

As of August 1, 2007 George Drazenovic has resigned as our Treasurer and Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

A copy of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation SB:

10.1 Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

/s/ Nadav Kidron

Nadav Kidron

President, CEO and Director

Date: August 2, 2007